Exhibit 21.1

                         Subsidiaries of the Registrant

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           Subsidiary                                          State
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eGlobalphone, Inc                                  Florida
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VoIP Solutions, Inc.                               Florida
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DTNet, Inc.,                                       Florida
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VoIP Americas, Inc.                                Florida
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iMax, Inc.                                         Nevada
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